☐	Mark this box with an X if you have made changes to your name or address details above.

Special Meeting Proxy Card

Proposal 1 — The Board of Directors recommends a vote for the Approval and Adoption of the Merger Agreement and the Merger.

	For	Against	Abstain
To adopt the Agreement and Plan of Merger (the “Merger Agreement), dated September 9, 2003, among PLATO Learning, Inc. (“PLATO”), LSPN Merger Corp., a wholly-owned subsidiary of PLATO (“Merger Sub”), and the Company, and to approve the merger between Merger Sub and the Company and the other transactions contemplated by the Merger Agreement.	☐	☐	☐

Proposal 2

	For	Against	Abstain
To grant management, in their discretion, authority to transact any other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.	☐	☐	☐

Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
 Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

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Proxy — Lightspan, Inc.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR A SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 17, 2003

The undersigned hereby appoints Carl E. Zeiger and Michael A. Sicuro, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Lightspan, Inc. (the “Company”) which the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Company to be held at The Radisson Hotel, 3229 Holiday Court, La Jolla, CA 92037 on Monday, November 17, 2003 at 8:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF SEPTEMBER 9, 2003, BY AND AMONG PLATO LEARNING, INC., LSPN MERGER CORP. AND THE COMPANY, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. ANY HOLDER WHO WISHES TO WITHHOLD THE DISCRETIONARY AUTHORITY REFERRED TO IN PROPOSAL 2 ON THE REVERSE SIDE SHOULD CHECK THE ABSTAIN BOX ON THE REVERSE SIDE. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

(Continued and to be Signed and Dated on the Reverse Side)